EXHIBIT 2.1


        This AMENDMENT NO. 1, dated as of October 30, 2006 (this
"AMENDMENT"), to the Agreement and Plan of Merger, dated as of July 9, 2006 (the "MERGER AGREEMENT"), is by and among Kimco Realty Corporation, a Maryland corporation ("PARENT"), KRC Acquisition Inc., a Maryland corporation and indirect subsidiary of Parent ("MERGER SUB"), KRC CT Acquisition Limited Partnership, a Delaware limited partnership ("CTOP MERGER SUB"), KRC PC Acquisition Limited Partnership, a Delaware limited partnership ("PINECREEK MERGER SUB"), Pan Pacific Retail Properties, Inc., a Maryland corporation (the "COMPANY"), CT Operating Partnership, L.P., a California limited partnership ("CTOP") and Western/Pinecreek, L.P., a Delaware limited partnership ("PINECREEK OP").

                                   WITNESSETH:

           WHEREAS, Parent, Merger Sub, CTOP Merger Sub, the Company, CTOP and Pinecreek OP (together, the "PARTIES") have entered into the Merger Agreement;

           WHEREAS, the Effective Time has not yet occurred;

           WHEREAS, subject to the terms and conditions set forth in this Amendment, the Parties desire to amend the Merger Agreement by entering into this Amendment.

           NOW, THEREFORE, for and in consideration of the foregoing recitals and of the mutual covenants contained in this Amendment, the parties hereto do hereby agree as follows:

      1. CTOP AND PINECREEK MERGERS. The parties agree, that notwithstanding the provisions of the Merger Agreement to the contrary, there shall be no requirement for the parties to consummate the CTOP Merger or the Pinecreek Merger, and Merger Agreement is hereby amended to the extent necessary to strike references to the CTOP Merger, Pinecreek Merger, CTOP Effective Time, Pinecreek Effective Time, CTOP Certificates of Merger, Pinecreek Certificate of Merger, Company OP Units and OP Unit Certificates, and to otherwise give effect to this Amendment.

      2. OTHER MERGER AGREEMENT PROVISIONS. The last sentence of Section 6.13 of the Merger Agreement is hereby amended and restated in its entirety as follows:

      "At Parent's request, immediately prior to the Effective Time, the Company shall declare and pay a dividend to holders of Company Common Stock in an amount equal to the net proceeds of any Asset Sales, and the Cash Consideration will be reduced by the amount of such dividend, if any."

     3. FORM OF AFFILIATE LETTER. Exhibit A of the Merger Agreement (Form of Affiliate Letter) is hereby amended to the extent necessary to give effect to this Amendment.


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      4. GENERAL PROVISIONS.

           (a) MODIFICATION; FULL FORCE AND EFFECT. Except as expressly modified and superseded by this Amendment, the terms and provisions of the Merger Agreement are and shall continue to be in full force and effect.

           (b) DEFINITIONS. Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Merger Agreement.

           (c) OTHER MISCELLANEOUS TERMS. The provisions of Article IX (Miscellaneous) of the Merger Agreement shall apply MUTATIS MUTANDIS to this Amendment.


           [The remainder of this page is intentionally left blank.]



                                      -2-
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IN WITNESS WHEREOF, this Amendment has been signed by or on behalf of each of the parties as of the day first above written.

                               KIMCO REALTY CORPORATION



                               By: /s/ Bruce Rubenstein
                                   ----------------------
                               Name: Bruce Rubenstein
                               Title: Vice President


                               KRC ACQUISITION INC.



                               By:  /s/ Bruce Rubenstein
                                   ----------------------
                               Name: Bruce Rubenstein
                               Title: Vice President


                               KRC CT ACQUISITION LIMITED PARTNERSHIP



                               By:  /s/ Bruce Rubenstein
                                   ----------------------
                               Name: Bruce Rubenstein
                               Title: Vice President


                               KRC PC ACQUISITION LIMITED PARTNERSHIP



                               By:  /s/ Bruce Rubenstein
                                   ----------------------
                               Name: Bruce Rubenstein
                               Title: Vice President


          [Signature Page to Amendment No. 1 to the Merger Agreement]

                               PAN PACIFIC RETAIL PROPERTIES, INC.


                               By:  /s/ Joseph B. Tyson
                                   ----------------------
                                   Name: Joseph B. Tyson
                                   Title: Exec. VP, Chief Financial Officer,
                                   Treasurer and Secretary


                               CT OPERATING PARTNERSHIP, L.P.
                               By: Pan Pacific (CTA), Inc., a Maryland
                               Corporation, its General Partner

                               By:  /s/ Joseph B. Tyson
                                   ----------------------
                                   Name: Joseph B. Tyson
                                   Title: Exec. VP, Chief Financial Officer,
                                   Treasurer and Secretary


                               WESTERN/PINECREEK, L.P.


                               By:  /s/ Joseph B. Tyson
                                   ----------------------
                                   Name: Joseph B. Tyson
                                   Title: Exec. VP, Chief Financial Officer,
                                   Treasurer and Secretary


          [Signature Page to Amendment No. 1 to the Merger Agreement]